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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Colony RIH Acquisitions, Inc.:


As independent public accountants, we hereby consent to the use of our reports dated January 19, 2001 and 2000 with respect to the financial statements of Resorts International Hotel, Inc. included in this Form 10. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to January 19, 2001.

                                                         \s\ Arthur Andersen LLP

Roseland, NJ
August 24, 2001